                                                                   EXHIBIT 10.15


                           PHOTOELECTRON CORPORATION

             INTERNATIONAL DISTRIBUTOR SALES AND SERVICE AGREEMENT



THIS AGREEMENT, effective this 13 day of December 1995, by and between Photoelectron Corporation, a Massachusetts corporation having its principle place of business at 400-1 Totten Pond Road, Waltham, Massachusetts 02154, U.S.A. (hereinafter called the "Company"), and Toshiba Medical Systems Co., Ltd., a Japanese corporation having its principal place of business at 26-5, 3-Chome, Hongo, Bunkyo-ku, Tokyo 113 Japan (hereinafter called the "Distributor").

WHEREAS, the Company has developed and desires to market its interstitial radiosurgical equipment, the Photon Radiosurgery System (hereinafter called the "PRS"), as defined in Section 1.04, all over the world.

WHEREAS, the Distributor desires to sell the PRS in Japan and the Company agrees to appoint the Distributor as an authorized exclusive distributor for the PRS in Japan.

NOW THEREFORE, The parties agree as follows:


ARTICLE I  APPOINTMENT OF DISTRIBUTOR

1.01 Grant of Distributorship. The Company grants the Distributor an exclusive right to identify itself as an authorized Company distributor in the territory described in Schedule A (hereinafter called the "Territory") and to sell and
             ----------
service the PRS in the Territory during the term of this Agreement. During the term of this Agreement and as long as the Distributor is not in material breach of its obligations hereunder, the Company shall not itself, directly or indirectly, sell the PRS to customers in the Territory nor appoint any other distributor with the rights to sell the PRS to customers in the Territory. The Company will consider adding additional country(s) to the Territory as may be reasonably requested from time to time by the Distributor after six months from the first commercial sale of the PRS in the Territory, any such additions to be at the Company's sole discretion.

1.02  Sales Plan and Non-Competition

A. The Distributor agrees to prepare and submit to the Company sales plans for the PRS no less frequently than every six months during the term of this Agreement in accordance with the procedures specified in Schedule D.
                                                         ----------

B. The Distributor agrees that neither the Distributor nor any parent, subsidiary or affiliate of the Distributor will sell, market or distribute in the Territory any ionizing radiotherapeutic equipment such as interstitial x-ray therapy equipment except linear accelerators and remote-controlled automatically-driven gamma-ray afterloading equipment.

1.03 Agreement Rights. The Distributor has not paid any fee or other consideration for rights established by this Agreement. Neither this Agreement nor any right granted by this Agreement is a property right. Neither this Agreement nor any right or responsibility under this Agreement may be transferred, assigned, delegated or sold by the Distributor or by operation of law.

1.04 Product Definition. As used in this Agreement, the term "PRS" shall mean the products developed and manufactured by the Company which are identified in Schedule B attached to and made a part of this Agreement and also such products
----------
hereafter developed and made by the Company as improved or successor models of or to such products.


ARTICLE II   SALES TO DISTRIBUTOR

2.01  Sales of the PRS

A. Processing of the Distributor's Orders: Each order for the PRS will be submitted by the Distributor in a mutually acceptable form (see Schedule C
                                                                ----------
Attachment 1) and processed by the Company in a timely fashion in accordance with the procedures as agreed upon by the parties hereto. Each purchase order shall specify the components of the PRS which the Distributor would like to purchase. The express terms of this Agreement supersede any contrary provisions in either party's purchase orders or sales orders. The Company will fax acceptance of the terms and conditions of the purchase order to the Distributor within ten (10) working days of the Company's receipt of the purchase order from the Distributor. The Company will endeavor to distribute the PRS in a fair and equitable manner.

B. The Company agrees not to unreasonably reject any order to the extent that orders for the PRS submitted by the Distributor are needed to satisfy current demand, provided that the Distributor is not then in default of this Agreement.

C. The Distributor's orders for the PRS are not binding on the Company until accepted by the Company and may be canceled by the Distributor only until that time. Orders shall be deemed accepted by the Company when the Distributor is so notified in writing by the Company.

2.02 Prices and Other Terms of Sale. Prices and other terms of sale applicable to the PRS shall be those set forth in the attached Schedule C. The purchase
                                                    ----------
order form set forth as Attachment I to Schedule C, the acknowledgment form,
                                         ----------
invoice and other sales forms shall be determined through mutual agreement of the parties hereto. The price applicable to the PRS or any component of the PRS may be changed by the Company only after prior consultation with the

Distributor and after reasonable notice. The terms of sale applicable to the PRS or any component of the PRS may only be changed by agreement of the parties. Any changes in the price or terms of sale will not apply to any orders from the Distributor accepted in writing by the Company prior to the effective date of such change.


2.03 PRS Production and Delivery. All sales of the PRS shall be "FOB" Boston (as such term is defined by the International Chamber of Commerce, INCOTERMS (3d.ed. 1990)). The Company shall use reasonable efforts to obtain, at its own expense, any export or other official authorization and carry out or satisfy any other formalities necessary for the transportation and exportation of the PRS from the United States. The Distributor shall use reasonable efforts to obtain, at its own expense, any authorization necessary for importation to and sale in the Territory of the PRS.

The Company and the Distributor shall mutually cooperate to ensure that the PRS complies with all local laws, standards and regulations applicable to sale or use of the PRS in the Territory.

The Company shall use all reasonable efforts to fulfill each order for the PRS submitted by the Distributor within three (3) months of the Company's acceptance of the order from the Distributor.

The Company shall package the PRS in an appropriate manner for shipment to the Distributor in the Territory and in accordance with such packaging requirements as the Distributor may reasonably request in consideration of the laws and shipping customs of the Territory.

2.04  Inspection

A. The Distributor shall promptly inspect and test the ordered PRS at all reasonable times and places in accordance with the Incoming Inspection Specifications to be mutually agreed upon between the parties hereto, and shall, immediately after such inspection and test, notify the Company of the result thereof in writing.

B. The Company shall provide the Distributor with all test data of the PRS together with the PRS to be delivered.

C. If such inspection discloses any defects or non-conformity to the Incoming Inspection Specifications in the PRS, the Distributor may, with a written notice to the Company reject such PRS and return the PRS at the cost of the Company. Promptly after receipt of such notice, the Company shall deliver to the Distributor the replacements of such PRS, if it is not repairable at the site.

D. The approval or acceptance of the PRS provided for in this Section 2.04 shall not relieve the Company from responsibility for defects or failures to meet the Specifications or other requirements of the PRS.

2.05  Sale of Parts and Accessories to the Distributor

A. The Company is the sole authorized source for new or remanufactured parts or accessories for the PRS listed in Schedule F, which is to be supplemented by
                                     ----------
the Company from time to time and hereinafter called "Parts and Accessories".

B. Orders for Parts and Accessories will be submitted by the Distributor in accordance with the procedures to be mutually agreed upon.

C. Prices and others terms of sale applicable to Parts and Accessories marketed by the Company shall be those set forth in Schedule C and the attachments thereto. Prices and other terms of sale for Parts and Accessories applicable to the Distributor may be changed by the Company only after consultation with the Distributor and after reasonable notice. Any such change will not apply to any order from the Distributor accepted in writing by the Company prior to the effective date of such changes.

2.06 Warranties on Products. The Company warrants the PRS and Parts and Accessories (hereinafter called "Products") to the Distributor and its customers in accordance with the attached Schedule E (such warranty is hereinafter
                                ----------
referred to as the "Company Limited Warranty"). The Company Limited Warranty is the only warranty applicable to the Products.

2.07  Product Liability/Patent Indemnification

A. The Company agrees to indemnify and defend the Distributor, its parent company, subsidiaries and affiliates, and their respective agents, representatives, employees and customers (the "Distributor Group") from and against any and all claims, proceedings, causes of action and suits (hereinafter, collectively "Claims") (i) arising out of personal injury, death and/or property damage in connection with the use of a Product (excluding any uses of Products for purposes other than those approved), or (ii) which is based on any claim that any part of the Products or the sale or use thereof by the Distributor Group under this Agreement infringes any patent, any copyright, trade secret, any trade name, any trademark or intellectual property of any third party; subject to the Distributor giving the Company prompt written notice upon discovery of each Claim and except to the extent such Claims occur as a result of the negligent or willfull acts or omissions of any member of the Distributor Group. The Company shall control the defense of any such Claim and shall pay all costs of any such defense (including the attorney's fees required to be incurred by the Distributor Group in such action) and all judgments, awards and settlement amounts incurred as a result of such Claims. The Distributor shall give the Company reasonable assistance in the defense or settlement of the Claims. It is understood that the Company shall have the sole discretion to determine the terms of settlement of any Claim.

Notwithstanding the foregoing, the Company shall have no liability under this
Section 2.06 for any claim by a third party that the manufacture, sale or use of a Product caused personal injury, death or property damage or infringes any patent, copyright, trade secret or other intellectual property right in any of the following circumstances: (i) the Product was altered or modified by any member of the Distributor Group or any third party without prior authorization of the Company and such alteration or modification resulted in or is the basis for the third party claim; (ii) the Distributor or its customers failed to use the most current version of the Product when and if available and offered to the Distributor by the Company if the use of such current model would have avoided such claim, except the case the Product has been already installed at the customer's site; (iii) the Distributor or any third party used the Product in combination with any component, apparatus or software not furnished or authorized by the Company and such combination resulted in or is the basis for the third party claim; (iv) the Product was used in a manner for which it was not designed or specified; or (v) any member of the Distributor Group owns an intellectual property right or has a license which precludes it from being held responsible for the claim of infringement.

2.08 Force Majeure. Neither party shall be liable in any manner for failure or delay to fulfill all or part of this Agreement directly or indirectly, owing to an act of God, governmental orders or restriction, war, threat of war, warlike conditions, hostilities, sanctions, mobilization, blockade, embargo, detention, revolution, riot, looting, strike, lockout, labor action, accident, or any other causes or circumstances beyond its reasonable control.

2.09  Limit on Liability.  EXCEPT TO THE EXTENT EXPRESSLY PROVIDED IN THIS
ARTICLE II, IN NO EVENT SHALL THE COMPANY BE LIABLE TO ANY MEMBER OF THE DISTRIBUTOR GROUP FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFIT, LOSS OF BUSINESS OPPORTUNITY, LOSS OF REVENUE OR GOODWILL ARISING FROM ANY BREACH OR OTHER FAILURE BY THE COMPANY UNDER THIS AGREEMENT.

2.10 Discontinuance of and Changes in Products. In the event it becomes necessary to discontinue any line of Product, the Company shall notify the Distributor in writing ninety (90) days in advance of such discontinuation. The Company shall continue to supply service parts for the discontinued product line for a period of seven (7) years from the date of discontinuation. The Company can, at its discretion, supply a replacement for the discontinued product line, such replacement being of equal or better quality and at the same price to the Distributor as would have been the service part for the discontinued product line.

ARTICLE III          DISTRIBUTORSHIP OPERATIONS

3.01  Sales Operations and Activities

A.    The Distributor agrees to:

      1.   sell or lease Products to customers in the Territory; and

      2. promote, through the Distributor's own advertising and sales promotion activities, the purchase and use of Products by customers located in the Territory.

B. In furtherance of the objectives of this Agreement, the Company agrees during the term of this Agreement to:

      1. provide at no charge reasonable technical training at its corporate headquarters in Waltham, Massachusetts, U.S.A. (or such other location as the Company shall designate) for such representatives of the Distributor or its designee(s) as the Company and the Distributor shall agree, in order for them to become proficient in the use, maintenance and repair of the Products. The Distributor shall be responsible for all out of pocket travel expenses (meals, airfare, hotel, local transportation, etc.) incurred by the representatives of the Distributor.

      2. exercise reasonable efforts to provide such technical training at such time as may be reasonably requested by the Distributor with a minimum of thirty (30) days prior written notice;

      3. provide on-site installation supervision and training at no charge at the first and second customer sites. If such support is required at any additional site, the Distributor will reimburse the Company for all out of pocket travel expenses incurred by its representatives (meals, airfare - business class, hotel, local transportation, etc.) and agrees to pay to the Company a reasonable per diem fee to be established from time to time by the Company.

      4. provide at no charge an agreed upon number of days of sales training to the Distributor's sales staff and application training to the Distributor's designated applications personnel in the Territory at such times and places as may be reasonably requested by the Distributor.

C. If any additional technical or sales assistance by the Company's representative is required in the Territory to assist the Distributor's personnel, then both parties agree to discuss in good faith how to proceed with such assistance.

3.02   Additional Distributor Responsibilities

A. In furtherance of the objectives of this Agreement, the Distributor agrees during the term of this Agreement to:

      1.   provide in-service training in the use of the Products to customers;

      2. provide customers with reasonable applications training by the Distributor's qualified technologists to teach the appropriate techniques and procedures for use of the Products;

      3. provide a list of prospects to the Company at the end of each six (6) month period during the term of this Agreement.

3.03 Service Performance. The Distributor agrees to provide prompt, efficient, courteous and quality service to owners and users of the Products within the Territory, when requested by such owners or users. All service shall be performed in a workmanlike manner.

3.04 Repairs. The Company shall provide a recommended spare parts list to the Distributor, including the recommend quantities of each part for stocking prior to commercial sale of the Products in the Territory. The Company shall deliver to the Distributor the recommended quantities of each part of the PRS specified in the recommended spare parts list. The recommended spare parts for one PRS will be supplied on consignment. The Distributor shall perform to the extent possible all required repairs except the repairs under the Company Limited Warranty (including labor for installing replacement parts) on each Product delivered to a location within the Territory at the time of predelivery services and thereafter when requested by the owner or user. The Distributor agrees to pay to the Company for the spare parts used for such repair. The Distributor shall provide each owner or user for whom repairs or adjustments are performed a copy of the repair order reflecting all services performed. A copy of all such repair orders shall be sent to the Company on a monthly basis. In case of the Distributor's inability to repair the Product the Company shall upon request of the Distributor perform such repair on the site or at its facilities in the U.S.A., for which the Distributor will pay the Company.


3.05 Operator and Service Manuals. The Company shall provide two sets of operator and service manuals - in English - per customer site to the Distributor. Translation into Japanese and or any other language as required within Territory shall be the Distributor's responsibility and at its expense.

3.06 Field Service Problem Reports. The Distributor shall provide field service problem reports to the Company and the Company shall respond to these reports in writing and in a timely manner.

3.07 Mandatory Upgrades or Recalls. The Company shall provide to the Distributor all required parts for mandatory upgrades, modifications or recalls at no charge to the Distributor. The Company shall reimburse the Distributor for the cost of labor for such installations.

3.08 Sales and Service Records and Estimates. It is the responsibility of the Distributor to maintain complete and up-to-date records covering sales and service of the Products. Such records will be retained for at least five (5) years. The Distributor shall provide to the Company, on a monthly basis, with the estimated number of the PRS to be sold for the next 12 months, and the Company shall respond to the Distributor as to possibility of its delivering the projected number of the PRS.

3.09  Trademarks and Service Marks

A. The Company or its affiliated companies are the exclusive owners of the various trademarks, service marks, names, and designs (hereinafter called
                                                             -----
"Marks") used in connection with the Products.

B. The Distributor is granted the non-exclusive right of displaying the Marks in the Territory in connection with performing its obligations under this Agreement. The Marks may be used as part of the name under which the Distributor's business is conducted only with the prior written approval of the Company. The Distributor will change or discontinue the use of any Mark upon the written request of the Company. No member of the Distributor Group may use any Mark or Product name without the Company's prior written permission.

C. Upon termination of this Agreement, the Distributor will immediately discontinue or cause to be discontinued at its expense, all use of Marks. Thereafter, the Distributor will not use, either directly or indirectly, any Marks or any other confusingly similar marks in a manner likely to cause confusion or mistake or to deceive the public.

3.10 Proprietary Information. During the term of this Agreement and four (4) years thereafter, the Distributor shall receive and keep in confidence all proprietary information concerning the Products and the Company's business including, but not limited to, trade secrets, business and marketing plans and other specialized information which might be disclosed to or learned by the Distributor. After the termination of this Agreement, except as necessary to provide maintenance or repair service to be provided pursuant to the last sentence of Section 6.01 C hereunder, the Distributor shall return all property belonging to the Company and shall keep all proprietary information in confidence and shall not use or disclose any such information for its own purposes or for the benefit of any third party without the prior written consent of the Company.

During the term of this Agreement and four (4) years thereafter, the Company shall receive and keep in confidence all proprietary information concerning the Distributor's products and business including, but not limited to, trade secrets, business and marketing plans and other specialized information which might be disclosed to or learned by the Company. After termination of this Agreement, the Company shall return all property belonging to the Distributor and shall keep all proprietary information in confidence and shall not use or disclose any such information for its own purposes or for the benefit of any third party without the prior written consent of the Distributor.

3.11 Marketing Literature/Promotional Material. The Company shall provide the Distributor with a reasonable amount of sales brochures, catalogs, videotapes and other sales and promotional material prepared from time to time by the Company in regard to the PRS.

Any translation of these materials into Japanese shall be the responsibility of the Distributor. It is agreed that the Distributor may affix its own name, logos and trademarks on sales materials, identifying the Distributor as an authorized, exclusive distributor of the Products in the Territory.

3.12 Regulatory/Government Approvals. The Company shall provide to the Distributor all documentation and assistance which is reasonably necessary for the Distributor to obtain the regulatory or other governmental approvals and clearances necessary for marketing and distribution of the Products in the Territory. The Distributor agrees to use its reasonable efforts to obtain such regulatory or other governmental approvals and clearances in a timely manner in the Territory.

It is contemplated that the Distributor files application(s) for such approvals or clearances after the Company has secured the GMP, or is in the process of securing the GMP, under the United States FDA regulations and has provided the Distributor with all information prepared for obtaining such GMP status.

The Company further agrees to provide the Distributor with all current information of the kind which is generally made available by manufacturers of medical devices to their sales and service personnel concerning hardware and software modifications or upgrades to the Products.

The Distributor also agrees to report to the Ministry of Health and Welfare of Japan accumulated clinical results, including occurrence of side effects, obtained by the customer sites through use of the PRSs. In case of any problem which has to be dealt with as a manufacturer of the PRS, the Company shall provide necessary technical assistance including remodeling of the PRSs without charge to the Distributor and the customers.

The Company shall use its reasonable efforts to cause Radionics, Inc. ("Radionics") to obtain any regulatory or other governmental approvals and clearances for marketing and distribution of its stereotactic frame so as to help the sale and marketing of the PRS by the Distributor in the Territory. The Company agrees to negotiate with Radionics to sell the frame to customers of the PRS in the Territory at a discount price.

ARTICLE IV TECHNICAL RIGHTS

4.01 No License Granted to Distributor. Nothing in this Agreement shall be deemed or construed to create or grant to the Distributor any license or other rights in or to the PRS, any other Product or any component thereof except as expressly set forth in this Agreement.

4.02 Ownership of improvements; Fixtures. All improvements, upgrades or modifications to the PRS, any other Product or any component thereof developed by the Distributor by the use of proprietary information of the Company which is made available to the Distributor under this Agreement or the clinical trial agreement referred to in Section 5.01 of this Agreement, shall be solely owned by the Company and the Distributor agrees to execute or to cause to be executed such documents and to take or to cause to be taken such other actions as the Company may deem necessary or desirable to confirm its ownership of such improvements, upgrades or modifications. All improvements, upgrades or modifications developed by the Distributor in a manner other than described in the preceding sentence, including any interfacing fixture, between the PRS and the frame or any other device for use with the PRS, shall be solely owned by the Distributor. The Distributor will promptly notify the Company in the event the Distributor or any of its affiliated companies develop any improvements, upgrades or modifications to the PRS, any other Product or any component thereof. The Distributor will grant to the Company a worldwide, non-exclusive license to utilize any such improvements, upgrades or modifications developed by the Distributor in connection with the PRS outside the Territory at a commercially reasonable royalty.


ARTICLE V   JAPANESE CLINICAL TRIAL PROGRAM

5.01 The Distributor agrees to conduct the clinical trials of the PRS using two complete systems of the PRS which will be purchased by the Distributor from the Company, the details of which will be specified in a clinical trial agreement to be entered into between the parties hereto.

ARTICLE VI        TERMINATION

6.01. Termination of Agreement

A. The initial term of this Agreement shall commence on the execution of this Agreement and shall expire three (3) years after all necessary legal, regulatory or administrative approvals to import, market, sell and use the PRS in the Territory is first obtained. This Agreement will automatically renew for continuous one (1) year terms each year thereafter unless either party gives written notice to the other party of its intention not to renew this Agreement at least one hundred eighty (180) days prior to the expiration of the initial or any renewal term hereof. If the clinical trial agreement between the parties is terminated for any reason other than as provided in Section 5.01 A(i) of that agreement, then this Agreement shall terminate on the date of termination of the clinical trial agreement. This Agreement may also be canceled at any time by either party upon thirty (30) days prior written notice upon breach of any material term or condition of this Agreement, and this Agreement shall be deemed terminated at the end of such thirty (30) day period if such breach is not cured before such date.

B. The parties expressly acknowledge that no franchise, partnership or joint venture relationship exists or is intended to exist between the parties hereto during the term of this Agreement.

C. Termination of this Agreement will not release the Distributor or the Company from the obligation to pay any amounts owing the other, nor release the Distributor from the obligation to pay for orders accepted by the Company prior to the effective date of termination, nor Company's obligation to deliver the Product whose order has been accepted prior to the date of such termination. In addition, and without limiting the foregoing, both parties agree to discuss how to maintain the Products delivered to locations in the Territory (or orders for which have been accepted by the Company) prior to the date of such termination.

ARTICLE VII   GENERAL PROVISIONS

7.01 No Agent or Legal Representative Status. This Agreement does not make either party the agent or legal representative of the other for any purpose whatsoever nor does it grant either party any authority to assume or to create any obligation on behalf of or in the name of the other. Neither party owes the other any fiduciary obligation.

7.02. Distributor's Responsibility for Its Operation. Except as provided otherwise in this Agreement, the Company has no liability in connection with the establishment or conduct of the Distributor's expenditures, liabilities and obligations incurred or assumed by the Distributor in connection with the Distributor's responsibilities under this Agreement.

7.03 Taxes. The Distributor will pay all Japanese taxes and will file required tax returns related to its Distributorship operations and will hold the Company harmless from any claims or demands made by any taxing authority with respect thereto.

7.04 Notices. Any notice, demand or request required or permitted to be given hereunder shall be in writing shall be in English, shall be sent to the address or facsimile number set forth below, and shall be given by registered or certified mail, internationally recognized courier service (e.g. Federal Express, DHL), or by facsimile. Any such notice, demand or request shall be deemed effective (i) five (5) days after having been deposited in the mail, first class airmail postage prepaid for overseas notice, three (3) days for domestic notices, (ii) three (3) days after deposit with an internationally recognized courier service, or (iii) upon receipt if delivered by facsimile.

If to the Company:

Address:           400-1 Totten Pond Road
                   Waltham Massachusetts, U.S.A 02154
Attention:         President

Facsimile Number:  617-290-0595





If to the Distributor:



Address:          26-5, 3-Chome, Hongo, Bunkyo-ku
                  Tokyo 113  Japan
Attention:        President
Facsimile Number: 03(3813)7625


7.05 No Implied Waivers. The failure either party to require performance by the other party of any provisions hereof will in no way effect the right to require such performance at any time thereafter, nor will the waiver by either party of a breach of any provisions hereof.

7.06  Assignment of Rights or Delegation of Duties.   Neither this Agreement,
nor the rights or obligation of either party hereunder, may be sold, assigned or otherwise transferred without the prior written approval of the other party.

7.07  Applicable Law.   This Agreement shall be governed by and construed in
accordance with the laws of The Commonwealth of Massachusetts, U.S.A. applicable to contracts made, accepted and performed wholly within The Commonwealth of Massachusetts, without application of principles of conflicts of laws. The parties agree to submit to the jurisdiction of the courts of The Commonwealth of Massachusetts should any dispute arise with respect to the interpretation or enforcement of this Agreement.

7.08 Official Language. The official language of this Agreement shall be in English, provided, however, that a Japanese translation of this Agreement shall be prepared for the Distributor's reference.

7.09 Sole Agreement of Parties. Except as otherwise provided or referred to herein, neither party has made any promises to the other, and there are no other agreements or understandings, either oral or in writing, between the parties affecting this Agreement or relating to the subject matter covered by this Agreement. This Agreement cancels and supersedes all previous agreements between the parties that relate to any matters covered herein.

7.10 Amendments. No agreement between the Company and the Distributor which relates to matters covered herein, and no change, addition to (except the filling in of blank lines) or deletion of any printed portion of this Agreement, will be binding unless it is approved in writing and signed by the duly authorized representatives of both parties.






IN WITNESS WHEREOF, the parties hereto through their respective duly authorized representatives have executed and delivered the Agreement as of the date first above written.

TOSHIBA MEDICAL SYSTEMS CO., LTD.         PHOTOELECTRON CORPORATION

By: /s/[SIGNATURE APPEARS HERE]           By: /s/Peter M. Nomikos
   ----------------------------              ----------------------------
Title: President                          Title: President & CEO

        Dec. 22, 1995                               Dec. 26, 1995
-------------------------------           -------------------------------
Date                                      Date

                                  SCHEDULE A

                                   TERRITORY
                                   ---------



Territory:  Japan

                                  SCHEDULE B

                                  THE PRODUCT
                                  -----------



The PRS, as used in this Agreement, shall include the following items:

1.  PRS probes(2)                    8.   Electrometer
2.  PRS control box                  9.   Ionization chamber
3.  Probe adjuster                   10.  Dosimetry computer
4.  Photodiode array                 11.  Dosimetry tank control electronics
5.  External radiation monitor       12.  Dosimetry tank
6.  Sterlization tray                13.  Radiochromic film reader
7.  Laptop computer                  14.  Phantom


      The specifications for the foregoing items will be set forth in Attachment 1 to this Schedule B prior to commercial sales of the PRS in the Territory. It is understood that any material change in the specifications of the PRS necessitated by changes in the requirements of the Japanese government, customer usage or service/warranty matters shall be timely advised by the Distributor to the Company in writing. It is further understood that the Company will not knowingly make any material changes to the PRS specifications without first advising the Distributor of the nature of the changes so that the Distributor can evaluate any potential impact on Japanese government approvals, customer usage or service/warranty matters. The Company shall consider reasonable requests of the Distributor in regard to the implementation of such specification changes in view of legal requirements and marketing circumstances in the Territory. The Company, as a manufacturer, shall be responsible for all additional costs with respect to implementation of such changes, and the Distributor shall be responsible for all additional costs with respect to import, marketing and sale of the PRS implementing such changes.




Schedule B, Attachment 1 - Product Specifications

     [To be supplied]

                                  SCHEDULE C

                                    PRICES
                                    ------



The Company's price to the Distributor for the Products will be according to the following schedule:

PRS/Parts/Accessories                                           Price
---------------------                                           -----


                     [To be negotiated at the proper time]


The discount rate and the terms of payment shall be negotiated at the proper time.

Terms of Payments
-----------------


The payment under Schedule C shall be made by wire transfer to the following bank account within thirty (30) days after shipment of each Product

Wire transfer will be made to:

Account Number:
Bank:
Address:
                                [INITIALS APPEAR HERE]
                                [INITIALS APPEAR HERE]



Schedule C, Attachment I - Purchase Order Form


                               [To be discussed]

                                  SCHEDULE D

                                  SALES PLAN
                                  ----------


Period                          Months                           Quantity
------                          ------                           --------




The Distributor shall establish the initial sales plan for the subsequent twelve
(12) months period no later than three (3) months after the Company receives approval under PAL to import, market, sell and use the PRS in the Territory. Subsequent sales plans shall cover each six (6) month period and shall be supplied by the Distributor no later than thirty (30) days prior to the end of the first and each subsequent six (6) month period during the term of this Agreement.

                                [INITIALS APPEAR HERE]
                                [INITIALS APPEAR HERE]

                                  SCHEDULE E

                           COMPANY LIMITED WARRANTY
                           ------------------------


The Company warrants to the Distributor that, except as otherwise provided below, the PRS shall be free from defects in materials and workmanship for a period of the shorter of either fourteen (14) months from the date the PRS passes the Distributor's acceptance inspection or twelve (12) months from the date the PRS passes the Customer's acceptance inspection. Parts and Accessories are warranted to be free from defects in materials and workmanship for a period of twelve (12) months from the date such Parts and Accessories pass the Distributor's acceptance inspection.

During the time the Company Limited Warranty is in effect for any Product, the Company shall, at its option, either repair the defective Product or provide without charge to the Distributor all replacement Parts necessary to correct any such Product which proves to be defective and shall pay all shipping and labor expenses associated with such replacement.

The Company Shall repair or replace, at its option, any defective component of the PRS, or any Parts and Accessories, respectively, in accordance with the above warranty, provided that the defective item being replaced is returned to the Company within sixty (60) days of receipt of the replacement parts, shipping paid on delivery (by the Company).

The Company neither assumes nor authorizes anyone to assume for it any other obligation or liability whatsoever in connection with the Products, and the Company's sole responsibility in all cases is to repair or replace the defective Product.

This Company Limited Warranty does not apply to any Product which has been damaged as a result of accident, misuse, or abuse by the Distributor or its customers, or as a result of service or any modification by anyone other than an authorized Company dealer, distributor or service representative.

THIS LIMITED WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, AND THE COMPANY EXPRESSLY DISCLAIMS ANY OTHER WARRANTIES.

NEITHER PARTY SHALL BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY, UNDER ANY CIRCUMSTANCES, FOR ANY SPECIAL, PUNITIVE CONSEQUENTIAL OR INCIDENTAL DAMAGES WHATSOEVER, INCLUDING ANY COSTS, EXPENSES, LOST PROFITS OR ANY OTHER CLAIMED LOSSES HOWEVER DESIGNATED.

                                  SCHEDULE F

                  LIST OF PARTS AND ACCESSORIES FOR THE PRS
                  ------------------------------------------



                                [To be provided]


                                             [INITIALS APPEAR HERE]
                                             [INITIALS APPEAR HERE]